SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):  May 20, 2004



                        CBL & ASSOCIATES PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

        Delaware                        1-12494                  62-154718
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
of Incorporation)                                            Identification No.)

           Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421 (Address of principal executive office, including zip code)

                                 (423) 855-0001
              (Registrant's telephone number, including area code)

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)




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

ITEM 7. Exhibits

Exhibit
Number               Description

99.1                 Press Release Announcing Acquisition of Chapel Hill Mall


ITEM 9. Regulation FD Disclosure

     On May 20, 2004, CBL & Associates Properties, Inc. (the "Company') announced the acquisition of Chapel Hill Mall in Akron, OH, and its associated center, Chapel Hill Suburban, from Forest City Enterprises. The press release announcing this acquisition is attached as Exhibit 99.1.

     The Company acquired Chapel Hill Mall for $78.1 million in cash. The acquisition is expected to generate an initial yield of 8.3% based upon current income. CBL has financed $66.5 million of the purchase price for a two-year term and three one-year extension options at a rate of 100 basis points over LIBOR.

     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act 1933, except as shall be expressly set forth by specific reference in such filing.


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


                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        CBL & ASSOCIATES PROPERTIES, INC.


                                /s/ John N. Foy
                   --------------------------------------------
                                  John N. Foy
                                 Vice Chairman,
                      Chief Financial Officer and Treasurer
                     (Authorized Officer of the Registrant,
                         Principal Financial Officer and
                         Principal Accounting Officer)


Date:  May 20, 2004



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

                                                                  Exhibit 99.1
[CBL LETTERHEAD]




Investor Contacts: John Foy                  Media Contact: Deborah Gibb
                   Vice Chairman and CFO                    Director of
                   (423) 855-0001                            Corporate Relations
                                                            (423) 490-8315
                   Kelly Sargent
                   Director of Investor Relations
                   (423) 490-8301

        CBL & ASSOCIATES PROPERTIES EXPANDS PORTFOLIO TO 65 MALLS WITH
                      ACQUISITION OF CHAPEL HILL MALL
            CBL Acquires Akron, Ohio Mall and its Associated Center

CHATTANOOGA, Tenn. (May 20, 2004) - CBL & Associates Properties, Inc. (NYSE:CBL) today announced the acquisition of Chapel Hill Mall in Akron, OH, and its associated center, Chapel Hill Suburban, from Forest City Enterprises.

     The 862,000-square-foot Chapel Hill Mall is currently 85.6% occupied with average mall shop sales of $307 per square foot in 2003, and the 117,000-square-foot associated center is 100% occupied. The primary retail focal point of eastern Akron, the mall is relatively insulated from other malls by geography, the road network and distance, located over thirty miles from Cleveland, Ohio. Chapel Hill Mall also serves a trade area that includes two of Ohio's largest universities and dynamic residential and household income growth. The mall benefits from strong market awareness and an excellent reputation among shoppers and retailers alike.

     "Chapel Hill Mall is another great opportunity for us to create value through the deployment of our regional mall expertise," said Stephen Lebovitz, president of CBL & Associates Properties. "Building upon Chapel Hill Mall's dominance of eastern Akron, we anticipate that our aggressive leasing efforts will improve the occupancy, resulting in significant upside. In addition, by adding new and exciting retailers, we believe Chapel Hill Mall can expand its market reach beyond the one million residents served in its trade area."

     Originally built in 1966, Chapel Hill Mall underwent a multi-million dollar enhancement in 1995, including the addition of a 23,000 square foot Carousel Food Court that features Akron's only full-size indoor operable carousel. The one-story mall is located on 80 acres at the southwest intersection of Howe and Brittain Roads with access to State Route 8 approximately one mile to the west. JCPenney, Kaufmann's and Sears anchor Chapel Hill Mall with more than 100 additional retailers, while Value City and H.H. Gregg anchor Chapel Hill Suburban.


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


CBL Acquires Chapel Hill Mall in Akron, OH
Page 2
May 20, 2004

     CBL & Associates Properties, Inc. is one of the top five owners of shopping centers in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA owned. CBL owns or holds interests in and manages 166 properties, including 65 enclosed regional malls. The properties are located in 27 states and total 67.3 million-square-feet including 2.0 million-square-feet of non-owned shopping centers managed for third parties. CBL has six projects under construction totaling approximately 1.4 million-square-feet including one regional mall - Imperial Valley Mall in the Imperial Valley region of California, one community center and four expansions. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at www.cblproperties.com.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.


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